Exhibit 99.1

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW BALL SHARES EXCEPT ON THE BASIS OF INFORMATION IN THE PROSPECTUS AND THE SCHEME DOCUMENT WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

FOR IMMEDIATE RELEASE

6 May 2015

RECOMMENDED CASH AND SHARE OFFER

FOR

REXAM PLC

BY

BALL UK ACQUISITION LIMITED

a wholly-owned subsidiary of

BALL CORPORATION

RECONFIRMED QUANTIFIED FINANCIAL BENEFITS (SYNERGIES) STATEMENTS

On 19 February 2015, the Boards of Ball Corporation (“Ball”) and Rexam PLC (“Rexam”) announced the terms of a recommended cash and share offer by Ball UK Acquisition Limited (“Bidco”), a wholly-owned subsidiary of Ball, for the entire issued and to be issued share capital of Rexam (the “Offer Announcement”).

The Offer Announcement included estimated cost savings and synergies arising from the Offer, which constituted Quantified Financial Benefits Statements under Rule 28 of the Code. These statements were reported on by PricewaterhouseCoopers LLP, London, United Kingdom (“PwC UK”), as Ball’s reporting accountant, and Greenhill & Co. International LLP (“Greenhill”) as Ball’s lead financial adviser as required.

Today, Ball filed a proxy statement in the United States with the U.S. Securities and Exchange Commission which repeats these estimated cost savings and synergies (together, the “Reconfirmed Quantified Financial Benefits Statements”), and PwC UK and Greenhill have confirmed that the original reports, dated 19 February 2015, which had been provided remain valid for the Reconfirmed Quantified Financial Benefits Statements.

For reference only, the Reconfirmed Quantified Financial Benefits Statements and copies of the reports by PwC UK and Greenhill are set out in Appendix I of this announcement.  A copy of the proxy statement is available at: http://www.sec.gov/Archives/edgar/data/9389/000104746915004451/a2224533zprem14a.htm.

Information on Ball and Bidco

Ball

Ball is one of the world’s leading suppliers of metal packaging to the beverage, food, personal care and household products industries. The company was organised in 1880 and incorporated in the state of Indiana, U.S., in 1922. Ball’s packaging products are produced for a variety of end uses and are manufactured in facilities around the world. Ball also provides aerospace and other technologies and services to governmental and commercial customers within its aerospace and technologies segment. In 2014, Ball’s total consolidated net sales were US$8.6 billion. Ball’s packaging businesses were responsible for 89 per cent. of its net sales, with the remaining 11 per cent. contributed by its aerospace business.

Ball’s largest product lines are aluminium and steel beverage containers. Ball also produces steel food, aerosol, paint, general line and decorative specialty containers, as well as extruded aluminium aerosol and beverage containers and aluminium slugs. Ball sells its packaging products mainly to multi-national beverage, food, personal care and household products companies with which it has developed long-term customer relationships. Ball’s aerospace business is a leader in the design, development and manufacture of innovative aerospace systems for civil, commercial and national security aerospace markets. It produces spacecraft, instruments and sensors, radio frequency systems and components, data exploitation solutions and a variety of advanced aerospace technologies and products that enable remote imaging of the earth and deep space missions.

Ball believes strongly that by balancing economic, environmental and social impacts in its decision-making process, it will achieve long-term success. Third party endorsements such as Ball’s containers and packaging sector leadership position on the Dow Jones Sustainability World Index, inclusion on the FTSE4Good Index and Ball’s Cut/4 CArboN target, which strives to reduce the carbon footprint of its beverage can per region by 25 per cent. from 2010 to 2020, aptly illustrate Ball’s commitment to a sustainable business model.

In the financial year ended 31 December 2014, Ball had revenue of US$8.6 billion (£5.6 billion), earnings before interest and taxes of US$0.8 billion (£0.5 billion) and comparable earnings per diluted share of US$3.88. Ball is listed on the New York Stock Exchange.

Ball is headquartered in Broomfield, Colorado, the United States and has over 14,500 employees worldwide.

Bidco

Bidco is a newly incorporated English company which is a wholly-owned subsidiary of Ball established to effect the Acquisition.  Bidco has not traded prior to the date of this announcement (except for entering into transactions relating to the Acquisition).

Enquiries

Ball and Bidco

John Hayes, Chairman, President and Chief Executive Officer

Scott Morrison, Senior Vice President and Chief Financial Officer

Bob Tettero, Vice President, Corporate Planning and Development

Ann Scott, Director, Investor Relations

+1 (303) 469 3131
Greenhill (Lead financial adviser to Ball) David Wyles Pieter-Jan Bouten Glenn Tilles Douglas Jackson	+44 (0) 20 7198 7400 +1 (312) 846 5000

Further Information

This announcement is not intended to and does not constitute or form part of any offer to sell or subscribe for, or any invitation to purchase or subscribe for, or the solicitation of an offer to purchase or otherwise subscribe for any securities, or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise nor shall there be any sale, issuance or transfer of securities of Ball or Rexam in any jurisdiction in contravention of applicable laws. The Offer will be made solely pursuant to the Scheme Document (or in the event that the Offer is to be implemented by means of a Takeover Offer, the Offer Document) which will contain the full terms and conditions of the Offer, including details of how to vote in respect of the Offer. Any vote or response in relation to the Offer should be made solely on the basis of the Scheme Document (or Offer Document, as the case may be).

This announcement does not constitute a prospectus or prospectus equivalent document.

Ball reserves the right to elect in accordance with the Co-operation Agreement (summarised at Section 11), with the consent of the Panel (where necessary), to implement the Offer by way of a Takeover Offer. In such event, the Takeover Offer will be implemented on substantially the same terms, subject to appropriate amendments, as those which would apply to the Scheme.

Information relating to Rexam Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Rexam Shareholders, persons with information rights and other relevant persons for the receipt of communications from Rexam may be provided to Ball during the Offer Period as required under Section 4 of Appendix 4 of the Code.

Overseas jurisdictions

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or who are subject to the laws of another jurisdiction to vote their Rexam Ordinary Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. This announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of any jurisdiction outside England.

Copies of this announcement and any formal documentation relating to the Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Offer.

If the Offer is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law and regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Rexam Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Notice to U.S. investors in Rexam

The Offer relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act. The Offer, implemented by way of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Exchange Act of 1934, as amended. Accordingly, the Offer is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in England listed on the London Stock Exchange, which differ from the disclosure requirements of United States tender offer and proxy solicitation rules. If, in the future, Ball exercises its right to implement the Offer by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, the Offer will be made in compliance with applicable United States laws and regulations.

The New Ball Shares to be issued pursuant to the Offer have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The New Ball Shares to be

issued pursuant to the Offer will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the Securities Act. If, in the future, Ball exercises its right to implement the Offer by way of a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New Ball Shares. In this event, Rexam Shareholders and holders of Rexam ADRs are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the U.S. Securities and Exchange Commission’s (“SEC”) website at www.sec.gov or by directing a request to Ball’s contact for enquiries identified above.

Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New Ball Shares to be issued in connection with the Offer, or determined if this announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.

Rexam is incorporated under the laws of England and Wales. In addition, some of its officers and directors reside outside the United States, and some or all of its assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Rexam or its officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Rexam or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

Notice to U.S. Investors in Ball

This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of Rexam PLC (“Rexam”) by Ball Corporation (“Ball”), including the issuance of shares of Ball common stock in respect of the proposed acquisition.  On May 6, 2015, in connection with the foregoing proposed issuance of Ball common stock, Ball filed its preliminary proxy statement with the SEC and will file its definitive proxy statement with the SEC at a later date. Following the filing of the definitive proxy statement with the SEC, Ball will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed acquisition. To the extent Ball effects the acquisition of Rexam as a Scheme under English law, the issuance of Ball common stock in the acquisition would not be expected to require registration under the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 3(a)(10) under the Act. In the event that Ball determines to conduct the acquisition pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Act, it will file a registration statement with the SEC containing a prospectus with respect to the Ball common stock that would be issued in the acquisition. INVESTORS AND SECURITY HOLDERS OF BALL ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ACQUISITION THAT BALL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BALL, THE PROPOSED ISSUANCE OF BALL COMMON STOCK, AND THE PROPOSED ACQUISITION. The preliminary proxy statement, the definitive proxy statement, the registration statement/prospectus, in each case as applicable, and other relevant materials in connection with the proposed issuance of Ball common stock and the acquisition (when they become available), and any other documents filed by Ball with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Ball’s website, www.ball.com, or by contacting our Investor Relations department in writing at 10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021.

Ball and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Ball’s stockholders with respect to the proposed acquisition, including the proposed issuance of Ball common stock in respect of the proposed acquisition. Information about Ball’s directors and executive officers and their ownership of Ball’s common stock is set forth in Ball’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 20, 2015 and Ball’s proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2015. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set forth in the definitive proxy statement and/or prospectus and other materials to be filed with the SEC in connection with the proposed acquisition and issuance of Ball common stock in the proposed acquisition.

Cautionary note regarding forward-looking statements

This announcement contains certain forward-looking statements with respect to the financial condition, results of operations and business of Ball, Rexam and the Combined Group and certain plans and objectives of Ball with respect thereto. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among such factors are changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals. Factors that might affect:

a) Ball and Rexam’s packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) Ball and Rexam (each as a whole) include those listed in (a) plus: changes in senior management; successful or unsuccessful acquisitions and divestitures; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labour cost changes; rates of return on assets of Ball and Rexam’s respective defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; and interest rates affecting Ball and Rexam’s respective debt, and c) Ball’s aerospace segment include funding, authorisation, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. These forward-looking statements are based on numerous assumptions and assessments made by Ball and/or Rexam in light of their experience and their perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.

The factors described in the context of such forward-looking statements in this announcement could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Neither Ball nor Rexam assumes any obligation to update or correct the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

No Profit Forecast

No statement in this announcement is intended as a profit forecast or a profit estimate and no statement in this announcement should be interpreted to mean that earnings per Ball Share or Rexam Share for the current or future financial years would necessarily match or exceed the historical published earnings per Ball Share or Rexam Share.

Quantified Financial Benefits

Apart from the Reconfirmed Quantified Financial Benefits Statements, no statement in this announcement should be construed or interpreted to mean that the Combined Group’s earnings in the first full year following the effective date of the Scheme, or in any subsequent period, would necessarily match or be greater than or be less than those of Ball and/or Rexam for the relevant preceding financial period or any other period.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th Business Day (as defined in the Code) following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th Business Day (as defined in the Code) following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the Business Day (as defined in the Code) following the date of the relevant dealing.

Disclosures are therefore required in the shares of Ball and Rexam.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Publication on website

A copy of this announcement and the documents required to be published pursuant to Rule 26.1 and Rule 26.2 of the Code will be available free of charge, subject to certain restrictions relating to persons resident in or subject to Restricted Jurisdictions, on Ball’s website at www.ball.com by no later than noon (London time) on the day following this announcement. For the avoidance of doubt, neither the content of this website nor the content of any website accessible from hyperlinks on this website (or any other websites referred to in this announcement) are incorporated into, or form part of, this announcement.

Requesting hard copy documents

In accordance with Rule 30.2 of the Code, a person so entitled may request a copy of this announcement (and any information incorporated into it by reference to another source) in hard copy form. A person may also request that all future documents, announcements and information sent to that person in relation to the Offer should be in hard copy form. For persons who have received a copy of this announcement in electronic form or via a website notification, a hard copy of this announcement will not be sent unless so requested from either Ball by contacting Greenhill on +44 (0) 20 7198 7400.

Appendix I — Reconfirmed Quantified Financial Benefits Statements

Part A —  Reconfirmed Quantified Financial Benefits Statements

The Ball Responsible Officers, having reviewed and analysed the potential benefits of the Offer, based on their experience of operating in the packaging sector and taking into account the factors Ball can influence, believe that the Combined Group, comprising both Ball and Rexam in their entirety, will be able to achieve net annual cost synergies of approximately US$300 million in the 3rd financial year of operations of the Combined Group.

The principal sources of quantified synergies are as follows:

•                  approximately 44 per cent. of the identified synergies are expected to be generated from lower general and administrative (“G&A”) expenses

•                  approximately 32 per cent. of the identified synergies are expected to be generated from reduced costs due to optimising global sourcing via standardisation and greater purchasing volume for various direct and indirect materials

•                  approximately 22 per cent. of the identified synergies are expected to be generated from lower freight, logistics and warehousing costs

•                  approximately 2 per cent. of the identified synergies are expected to be generated from sharing best practices across the Combined Group to lower production costs and optimising the expanded production capabilities of the Combined Group

In addition to these quantified synergies, the Ball Responsible Officers believe that significant further value can be created through additional opportunities, including:

•                  revenue opportunities arising as a result of (i) the creation of a combined business with a global footprint that more closely matches the footprint of its customers and needs for innovative products; and (ii) the Combined Group’s ability to provide a better, more cost-effective service to its customers

•                  balance sheet improvements through improved working capital, including better inventory management as a result of the larger plant network.

It is envisaged that the realisation of the identified synergies will result in non-recurring integration costs of approximately US$300 million over the first three years. It is anticipated that the integration costs will have been incurred in the 3rd financial year of operations of the Combined Group.

Aside from the integration costs, no material dis-synergies are expected in connection with the Offer. The expected synergies will accrue as a direct result of the success of the Offer and would not be achieved on a standalone basis.”

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below:

Bases of Belief

Initial discussions were held between senior finance and strategy personnel from Ball and Rexam in January 2015 for the purposes of allowing Ball to quantify initial estimates of potential synergies and associated costs relating to the Offer.

Ball then established a framework to refine these estimates through diligence discussions. Ball engaged with the relevant functional heads and other personnel at Ball and Rexam to provide input into the development process so it could assess and reach a conclusion on the nature and quantum of the identified synergy initiatives.

In preparing the Quantified Financial Benefits Statement, both Ball and Rexam have shared certain information to facilitate Ball’s analysis and evaluation of the potential synergies available as a result of the Offer. In circumstances where data has been limited for commercial or other reasons, estimates and assumptions have been made to aid the development of individual synergy initiatives. Where appropriate, assumptions were used to estimate the costs of implementing the new structures, systems and processes required to realise the synergies.

The cost bases used as the basis for the quantification exercise are 12 months actual cost base to December 2014.

The exchange rate used to convert between USD and GBP is 1.524. The exchange rate used to convert between USD and EUR is 1.131.

Reports

PricewaterhouseCoopers, as reporting accountants to Ball has provided a report under Rule 28.1(a) of the Code stating that, in its opinion, the Quantified Financial Benefits Statement has been properly compiled on the basis stated.

Greenhill, as lead financial adviser to Ball, has provided a report for the purposes of the Code stating that, in its opinion and subject to the terms of the report, the Quantified Financial Benefits Statement, for which the Ball Responsible Officers are responsible, has been prepared with due care and consideration.

Copies of these reports are included in Parts B and C of Appendix IV of the Offer Announcement.  PricewaterhouseCoopers and Greenhill have given and not withdrawn their consent to the publication of their reports in the form and context in which they are included.

Notes

1.              The statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this announcement generally, should be construed as a profit forecast or interpreted to mean that Ball’s earnings in the full first full year following the Offer, or in any subsequent period, would necessarily match or be greater than or be less than those of Ball and/or Rexam for the relevant preceding financial period or any other period.

2.              Due to the scale of the Combined Group, there may be additional changes to the Combined Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost savings may be materially greater or less than those estimated.

3.              In arriving at the Quantified Financial Benefits Statement, the Ball Responsible Officers have assumed that:

a.              there will be no significant impact on the underlying operations of either business; and

b.              there will be no material change to macroeconomic, political or legal conditions in the markets or regions in which in the Combined Group operates which will materially impact on the implementation of or costs to achieve the proposed cost savings; and

c.               there will be no material change in exchange rates.